Exhibit 99.2

QUARTERLY INVESTOR SUMMARY 1Q13 - May 9, 2013

2 DISH QUARTERLY INVESTOR SUMMARY–1Q13 DISH NETWORK REPORTS FIRST QUARTER 2013 FINANCIAL RESULTS ENGLEWOOD, Colo., May 9, 2013 – DISH Network Corporation (NASDAQ: DISH) today reported revenue totaling $3.56 billion for the quarter ending March 31, 2013, compared to $3.58 billion for the corresponding period in 2012. The decline was driven by reductions in our Blockbuster segment. During these same periods, subscriber-related revenue for our DISH segment increased from $3.22 billion to $3.35 billion, or 4.0 percent. Net income attributable to DISH Network totaled $216 million for the quarter ending March 31, 2013, compared to $360 million from the year-ago quarter. The decrease in year-over-year net income was primarily due to higher subscriber-related expenses driven by increased programming and subscriber acquisition costs. Additionally, results from the first quarter 2012 were favorably impacted by a non-cash gain of $99 million related to the conversion of certain DBSD North America notes. “We have been pleased with the market’s response to our Hopper® with Sling® roll out, despite headwinds from our price increase in two years,” said Joseph P. Clayton, DISH president and CEO. “Broadband sales are encouraging, especially given that almost all of our dishNET™ customers have bundled with our Pay-TV service.” DISH added about 654,000 gross new Pay- TV subscribers compared to approximately 673,000 gross new Pay-TV subscribers in the prior year’s first quarter. Net subscribers grew by approximately 36,000 in the first quarter. The company closed the first quarter with 14.092 million Pay-TV subscribers compared to 14.071 million Pay-TV subscribers at the end of first quarter 2012. Pay-TV ARPU for the first quarter totaled $78.54, an improvement over the first quarter 2012 Pay-TV ARPU of $76.24. Pay-TV subscriber churn rate was 1.47 percent versus 1.35 percent for first quarter 2012. DISH also added about 66,000 net broadband subscribers in the first quarter, compared to the addition of approximately 6,000 broadband subscribers in the year-ago period. Detailed financial data and other information are available in DISH Network’s Form 10-Q for the quarter ended March 31, 2013, filed today with the Securities and Exchange Commission. “DISH is on the right path... Growing high-value customers and increasing subscriber-related revenue as well as making the strategic investments for our long-term growth.” - Joe Clayton, CEO About DISH DISH Network Corporation (NASDAQ: DISH), through its subsidiary DISH Network L.L.C., provides approximately 14.092 million satellite TV customers, as of March 31, 2013, with the highest quality programming and technology with the most choices at the best value, including HD Free for Life®. Subscribers enjoy the largest high-definition lineup with more than 200 national HD channels, the most international channels, and award-winning HD and DVR technology. DISH Network Corporation’s subsidiary, Blockbuster L.L.C., delivers family entertainment to millions of customers around the world. DISH Network Corporation is a Fortune 200 company. Visit www. dish.com. TABLE OF CONTENTS Pay-TV Metrics3 Broadband Metrics5 Selected Financial Results6 Condensed Consolidated Balance Sheets9 Condensed Consolidated Statements of Operations10 Condensed Consolidated Statements of Cash Flows11 Cautionary Statement Concerning Forward-Looking Statements12 DISH 1Q13 Financial Results Conference Call – Noon ET Today U.S. or Canada 800-616-6729 Internationally 763-488-9145 Conference ID: 55771347

3 DISH QUARTERLY INVESTOR SUMMARY–1Q13 PAY--TV METRICS 1) Net Additions a. DISH added approximately 36,000 net Pay--TV subscribers during 1Q13, compared to the addition of approximately 104,000 net Pay--TV subscribers during the sme period in 2012. The decrease versus the same period in 2012 primarily resulted from an increase n our Pay--TV churn rate and lower gross new Pay--TV subscriber activations. b. 104 (10) (19) 14 36 1Q12 2Q12 3Q12 4Q12 1Q13 Pay-TV Net Additions In Thousands PAY-TV METRICS Pay-TV Net Additions DISH added approximately 36,000 net Pay-TV subscribers during 1Q13, compared to the addition of approximately 104,000 net Pay-TV subscribers during the same period in 2012. The decrease versus the same period in 2012 primarily resulted from an increase in our Pay-TV churn rate and lower gross new Pay-TV subscriber activations. 2) Gross Activations a. In 1Q13, DISH added approximately 654,000 gross new Pay--TV subscribers compared to the addition of approximately 673,000 gross new Pay--TV subscribers during the same period in 2012, a decrease of 2.8%. Our gross new Pay--TV subscriber activations continue to be negatively impacted by increased competitive pressures, including aggressive marketing and discounted promotional offers. In addition, our gross new Pay--TV subscriber activations continue to be adversely affected by sustined economic weakness and uncertainty. b. 673 665 739 662 654 1Q12 2Q12 3Q12 4Q12 1Q13 Pay-TV Gross Activations In Thousands Pay-TV Gross Activations In 1Q13, DISH added approximately 654,000 gross new Pay- TV subscribers compared to the addition of approximately 673,000 gross new Pay-TV subscribers during the same period in 2012, a decrease of 2.8%. Our gross new Pay-TV subscriber activations continue to be negatively impacted by increased competitive pressures, including aggressive marketing and discounted promotional offers. In addition, our gross new Pay- TV subscriber activations continue to be adversely affected by sustained economic weakness and uncertainty. 3) Churn a. Our Pay--TV churn rate for 1Q13 was 1.47% compared to 1.35% for the same period in 2012. Our Pay--TV churn rate was negatively impacted in part because we had a programing package price increase in 1Q13 and did not during the same period in 2012. Our Pay--TV churn rate is also impacted by, among other things, the credit quality of previously acquired subscribers, our ability to consistently provide outstanding customer service, the aggressiveness of competitor subscriber acquisition efforts, and our ability to control piracy and other forms of fraud. b. 1.35% 1.60% 1.80% 1.54% 1.47% 1Q12 2Q12 3Q12 4Q12 1Q13 Pay-TV Churn Rate In Percentage Pay-TV Churn Our Pay-TV churn rate for 1Q13 was 1.47% compared to 1.35% for the same period in 2012. Our Pay-TV churn rate was negatively impacted in part because we had a programming package price increase in 1Q13 and did not during the same period in 2012. Our Pay-TV churn rate is also impacted by, among other things, the credit quality of previously acquired subscribers, our ability to consistently provide outstanding customer service, the aggressiveness of competitor subscriber acquisition efforts, and our ability to control piracy and other forms of fraud.

PAY-TV METRICS—CONTINUED

Pay-TV Subscribers

DISH closed the first quarter with 14.092 million Pay-TV subscribers compared to 14.071 million total Pay-TV subscribers at the end of first quarter 2012.


Pay-TV Subscribers
In Thousands
14,071
14,061
14,042
14,056
14,092
1Q12
2Q12
3Q12
4Q12
1Q13

Pay-TV ARPU

Pay-TV average monthly revenue per subscriber (Pay-TV ARPU) was $78.54 during 1Q13 versus $76.24 during the same period in 2012. The $2.30 or 3.0% increase in Pay-TV ARPU was primarily attributable to the programming package price increase in February 2013 and higher hardware-related revenue.


Pay-TV ARPU
Dollars
$76.24
$77.59
$76.99
$77.59
$78.54
1Q12
2Q12
3Q12
4Q12
1Q13

Pay-TV SAC

Pay-TV Subscriber Acquisition Cost (Pay-TV SAC) was $882 during 1Q13 compared to $747 during the same period in 2012, an increase of $135 or 18.1%. This increase was primarily attributable to increased advertising and equipment costs. Advertising costs were up $44 per activation reflecting increased brand spending related to the launch of our new Hopper with Sling set-top box in February 2013. Other non-capitalized subscriber acquisition costs increased $25 per activation primarily due to increases in the level of inventory subsidies provided to third party sales channels. Capitalized equipment costs increased $66 per activation, primarily due to three factors. First, the percentage of new subscriber activations with new Hopper receiver systems increased. Second, the Hopper with Sling set-top box cost per unit is currently higher than the original Hopper set-top box. Finally, for new subscriber activations with set-top boxes other than the Hopper set-top boxes, we disproportionately deployed new rather than remanufactured set-top boxes during 1Q13.


Pay-TV SAC
Dollars
$747
$800
$797
$791
$882
1Q12
2Q12
3Q12
4Q12
1Q13

DISH QUARTERLY INVESTOR SUMMARY—1Q13 4

BROADBAND METRICS

Broadband Net Additions

DISH added approximately 66,000 net Broadband subscribers during 1Q13 compared to the addition of approximately 6,000 net Broadband subscribers during the same period in 2012. This increase versus the same period in 2012 primarily resulted from higher gross new Broadband subscriber activations driven by increased advertising related to the dishNET branded broadband services.



Broadband Net Additions
In Thousands
6
11
17
44
66
1Q12
2Q12
3Q12
4Q12
1Q13

Broadband Gross Activations

During 1Q13, DISH added approximately 83,000 gross new Broadband subscribers compared to approximately 14,000 gross new Broadband subscribers during the same period in 2012.



Broadband Gross Activations
In Thousands
14
21
29
57
83
1Q12
2Q12
3Q12
4Q12
1Q13

Broadband Subscribers

DISH closed the first quarter with 249,000 Broadband subscribers compared to 111,000 total Broadband subscribers at the end of first quarter 2012.



Broadband Subscribers
In Thousands
111
122
139
183
249
1Q12
2Q12
3Q12
4Q12
1Q13

DISH QUARTERLY INVESTOR SUMMARY–1Q13 5

6 DISH QUARTERLY INVESTOR SUMMARY–1Q13 SELECTED FINANCIAL RESULTS 2) Subscriber Related Revenue a. Subscriber--related revenue totaled $3.353 billion for 1Q13, an increase of $128 million or 4.0% compared to the same period in 2012. Included in Subscriber--related revenue is $40 million and $20 million of revenue related to our broadband services for the three months ended Mach 31, 2013 and 2012, respectively. $3,224 $3,296 $3,267 $3,298 $3,353 1Q12 2Q12 3Q12 4Q12 1Q13 Subscriber-Related Revenue Dollars in Millions SELECTED FINANCIAL RESULTS Subscriber-Related Revenue Subscriber-related revenue totaled $3.353 billion for 1Q13, an increase of $128 million or 4.0% compared to the same period in 2012. The increase in Subscriber-related revenue was primarily related to the increase in Pay-TV ARPU previously discussed. Included in Subscriber-related revenue is $40 million and $20 million of revenue related to our broadband services for the three months ended March 31, 2013 and 2012, respectively. 3) Subscriber Related Expenses a. Subscriber--related expenses totaled $1.912 billion during 1Q13, an increase of $150 million or 8.5% compared to the same period in 2012. The increase in Subscriber--related expenses was primarily attributable to higher pay--V programming and retention costs and higher broadband subscriber--related expenses due to the increase in our broadband subscriber base. The increase in programming costs was driven by rate increases in certain of our programming contracts, including the renewal of certain contracts at higher rates. Included in Subscriber--related expenses is $28 million and $10 million of expense related to our broadband services for 1Q13 and 1Q12, respectively. Subscriber--related expenses represented 57.0% and 54.6% of Subscriber--related revenue during the three months ended March 31, 2013 and 2012, respectively. b. $1,761 $1,824 $1,808 $1,861 $1,912 1Q12 2Q12 3Q12 4Q12 1Q13 Subscriber-Related Expenses Dollars In Millions Subscriber-Related Expenses Subscriber-related expenses totaled $1.912 billion during 1Q13, an increase of $150 million or 8.5% compared to the same period in 2012. The increase in Subscriber-related expenses was primarily attributable to higher Pay-TV programming and retention costs and higher broadband Subscriber-related expenses due to the increase in our broadband subscriber base. The increase in programming costs was driven by rate increases in certain of our programming contracts, including the renewal of certain contracts at higher rates. Included in Subscriber-related expenses is $28 million and $10 million of expense related to our broadband services for 1Q13 and 1Q12, respectively. 1) Net Income a. Net income (loss) attributable to DISH Network was $216 million during 1Q13, a decrease of $145 million compared to $360 million for the same period in 2012. Note that the $730 million estimated fair value of the Voom Settlement Agreement was recorded as Litigaion expense on our Condensed Consolidated Statement of Operations and Comprehensive Income Loss) for 3Q12. b. $360 $226 ($158) $209 $216 1Q12 2Q12 3Q12 4Q12 1Q13 Net Income Dollars in Millions Net Income Net income (loss) attributable to DISH Network was $216 million during 1Q13, a decrease of $145 million compared to $360 million for the same period in 2012. Net income for 1Q12 was favorably impacted by the non-cash gain of $99 million related to the conversion of our DBSD North America 7.5% Convertible Senior Secured Notes due 2009 in connection with the completion of the DBSD Transaction. Note that the $730 million estimated fair value of the Voom Settlement Agreement was recorded as Litigation expense on our Condensed Consolidated Statement of Operations and Comprehensive Income (Loss) for 3Q12.

SELECTED FINANCIAL RESULTS—CONTINUED

EBITDA

EBITDA was $701 million during 1Q13, a decrease of $190 million or 21.3% compared to the same period in 2012. EBITDA for 1Q12 was favorably impacted by the non-cash gain of $99 million related to the conversion of our DBSD North America 7.5% Convertible Senior Secured Notes due 2009 in connection with the completion of the DBSD Transaction. Note that the $730 million estimated fair value of the Voom Settlement Agreement was recorded as Litigation expense on our Condensed Consolidated Statement of Operations and Comprehensive Income (Loss) for 3Q12.


EBITDA
Dollars in Millions
$892
$760
$37
$675
$701
1Q12
2Q12
3Q12
4Q12
1Q13

Non-GAAP Reconciliation–
EBITDA to Net Income

	Quarter To Date				
	3/31/2012	6/30/2012	9/30/2012	12/31/2012	3/31/2013
	(In thousands)				
EBITDA	$ 891,575	$ 760,159	$ 37,073	$ 675,315	$ 701,242
Interest expense, net	(130,924)	(89,097)	(109,514)	(107,822)	(123,892)
Income tax (provision) benefit, net	(191,643)	(146,211)	149,383	(118,558)	(127,425)
Depreciation and amortization	(208,698)	(299,119)	(235,403)	(239,829)	(234,327)
Net income (loss) attributable to DISH Network	$ 360,310	$ 225,732	$ (158,461)	$ 209,106	$ 215,598

Earnings before interest, taxes, depreciation and amortization ("EBITDA") is not a measure determined in accordance with accounting principles generally accepted in the United States ("GAAP") and should not be considered a substitute for operating income, net income or any other measure determined in accordance with GAAP. EBITDA is used as a measurement of operating efficiency and overall financial performance and we believe it to be a helpful measure for those evaluating companies in the Pay-TV industry. Conceptually, EBITDA measures the amount of income generated each period that could be used to service debt, pay taxes and fund capital expenditures. EBITDA should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP.

DISH QUARTERLY INVESTOR SUMMARY—1Q13 7

8 DISH QUARTERLY INVESTOR SUMMARY–1Q13 4) Free Cash Flow (FCF) a. During 1Q13 and 1Q12, free cash flow was significantly impacted by changes in operating assets and liabilitie and in Purchases of property and equipment as shown in the Net cash flows from operating activities and Net cash flows from investing activities sections, respectively, of our Condensed Consolidated Statements of Cash Flows included herein. Note that 4Q12 includes the negative impact of $676 million of payments for the Voom Settlement Agreement. a. $690 $238 $424 ($298) $375 1Q12 2Q12 3Q12 4Q12 1Q13 Free Cash Flow Dollars in Millions SELECTED FINANCIAL RESULTS–CONTINUED Free Cash Flow (“FCF”) During 1Q13 and 1Q12, free cash flow was significantly impacted by changes in operating assets and liabilities and in Purchases of property and equipment as shown in the Net cash flows from operating activities and Net cash flows from investing activities sections, respectively, of our Condensed Consolidated Statements of Cash Flows included herein. Note that 4Q12 includes the negative impact of $676 million of payments for the Voom Settlement Agreement. Non-GAAP Reconciliation– FCF to Cash From Operations 12) Non--GAAP Reconciliation – FCF to Net Cash From Operating Activities FCF is defined as Net cash flows from operating activities less Purchases of property and equipment, as shown on our Condensed Consolidated Statements of Cash Flows. We believe free cash flow is an important liquidity metric because it measures, during a given period, the amount of cash generated that is available to repay debt obligations, make investments, fund acquisitions and for certain other activities. Free cash flow is not a measure determined in accordance with GAAP and should not be considered a substitute for Operating income, Net income, Net cash flows from operating activities or any other measure determined in accordance with GAAP. Since free cash flow includes investments in operating assets, we believe this non--GAAP liquidity measure is useful in addition to the most direcly comparable GAAP measure Net cash flows from operating activities 3/31/2012 6/30/2012 9/30/2012 12/31/2012 3/31/2013 Free cash flow 689,622 $ 238,257 $ 424,238 $ (297,808) $ 374,935 $ Add back: Purchases of property and equipment 168,928 251, 257 261, 740 275, 641 311,527 Net cash flows from operating activities858,550$ 489,514$ 685,978$ (22,167)$ 686,462$ Quarter To Date (In thousands) FCF is defined as Net cash flows from operating activities less Purchases of property and equipment, as shown on our Condensed Consolidated Statements of Cash Flows. We believe free cash flow is an important liquidity metric because it measures, during a given period, the amount of cash generated that is available to repay debt obligations, make investments, fund acquisitions and for certain other activities. Free cash flow is not a measure determined in accordance with GAAP and should not be considered a substitute for Operating income, Net income, Net cash flows from operating activities or any other measure determined in accordance with GAAP. Since free cash flow includes investments in operating assets, we believe this non-GAAP liquidity measure is useful in addition to the most directly comparable GAAP measure Net cash flows from operating activities.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except share amounts)
(Unaudited)

	As of	
	March 31, 2013	December 31, 2012
Assets		
Current Assets:		
Cash and cash equivalents	$ 2,930,842	$ 3,606,140
Marketable investment securities	4,164,228	3,631,637
Trade accounts receivable - other, net of allowance for doubtful accounts of $14,226 and $16,945, respectively	866,676	842,905
Trade accounts receivable - EchoStar, net of allowance for doubtful accounts of zero	9,784	26,960
Inventory	571,383	623,720
Deferred tax assets	99,854	99,854
Prepaid income taxes	19,883	110,608
Other current assets	673,911	117,329
Total current assets	9,336,561	9,059,153
Noncurrent Assets:		
Restricted cash and marketable investment securities	90,977	134,410
Property and equipment, net of accumulated depreciation of $3,099,006 and $3,043,609, respectively	4,455,415	4,402,360
FCC authorizations	3,296,665	3,296,665
Marketable and other investment securities	125,353	119,051
Other noncurrent assets, net	349,428	367,969
Total noncurrent assets	8,317,838	8,320,455
Total assets	$ 17,654,399	$17,379,608
Liabilities and Stockholders' Equity (Deficit)		
Current Liabilities:		
Trade accounts payable - other	$ 266,999	$ 298,722
Trade accounts payable - EchoStar	309,927	281,875
Deferred revenue and other	903,359	857,280
Accrued programming	1,155,324	1,096,908
Accrued interest	197,556	224,383
Litigation accrual	-	70,999
Other accrued expenses	502,991	556,599
Current portion of long-term debt and capital lease obligations	536,404	537,701
Total current liabilities	3,872,560	3,924,467
Long-Term Obligations, Net of Current Portion:		
Long-term debt and capital lease obligations, net of current portion	11,343,229	11,350,399
Deferred tax liabilities	1,715,917	1,662,732
Long-term deferred revenue, distribution and carriage payments and other long-term liabilities	402,739	370,382
Total long-term obligations, net of current portion	13,461,885	13,383,513
Total liabilities	17,334,445	17,307,980
Commitments and Contingencies		
Stockholders' Equity (Deficit):		
Class A common stock, $.01 par value, 1,600,000,000 shares authorized, 271,161,841 and 270,613,262 shares issued, 215,043,581 and 214,495,002 shares outstanding, respectively	2,712	2,706
Class B common stock, $.01 par value, 800,000,000 shares authorized, 238,435,208 shares issued and outstanding	2,384	2,384
Class C common stock, $.01 par value, 800,000,000 shares authorized, none issued and outstanding	-	-
Additional paid-in capital	2,463,205	2,440,626
Accumulated other comprehensive income (loss)	203,689	188,803
Accumulated earnings (deficit)	(812,595)	(1,028,193)
Treasury stock, at cost	(1,569,459)	(1,569,459)
Total DISH Network stockholders' equity (deficit)	289,936	36,867
Noncontrolling interest	30,018	34,761
Total stockholders' equity (deficit)	319,954	71,628
Total liabilities and stockholders' equity (deficit)	$ 17,654,399	$17,379,608

DISH QUARTERLY INVESTOR SUMMARY–1Q13 9

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands, except per share amounts)
(Unaudited)

	For the Three Months Ended March 31,	
	2013	2012
Revenue:		
Subscriber-related revenue	$3,352,550	$3,224,465
Equipment and merchandise sales, rental and other revenue	200,534	350,737
Equipment sales, services and other revenue - EchoStar	2,140	6,667
Total revenue	3,555,224	3,581,869
Costs and Expenses (exclusive of depreciation shown separately below):		
Subscriber-related expenses	1,911,593	1,761,252
Satellite and transmission expenses:		
EchoStar	112,933	109,854
Other	10,248	11,679
Cost of sales - equipment, merchandise, services, rental and other	99,526	142,262
Subscriber acquisition costs:		
Cost of sales - subscriber promotion subsidies	77,487	84,769
Other subscriber acquisition costs	386,413	314,769
Total subscriber acquisition costs	463,900	399,538
General and administrative expenses - EchoStar	18,880	12,082
General and administrative expenses	251,564	364,093
Depreciation and amortization	234,327	208,698
Total costs and expenses	3,102,971	3,009,458
Operating income (loss)	452,253	572,411
Other Income (Expense):		
Interest income	37,494	7,089
Interest expense, net of amounts capitalized	(161,386)	(138,013)
Other, net	9,740	110,282
Total other income (expense)	(114,152)	(20,642)
Income (loss) before income taxes	338,101	551,769
Income tax (provision) benefit, net	(127,425)	(191,643)
Net income (loss)	210,676	360,126
Less: Net income (loss) attributable to noncontrolling interest	(4,922)	(184)
Net income (loss) attributable to DISH Network	$ 215,598	$ 360,310
Weighted-average common shares outstanding - Class A and B common stock:		
Basic	453,242	447,289
Diluted	456,192	449,880
Earnings per share - Class A and B common stock:		
Basic net income (loss) per share attributable to DISH Network	$ 0.48	$ 0.81
Diluted net income (loss) per share attributable to DISH Network	$ 0.47	$ 0.80
Comprehensive Income (Loss):		
Net income (loss)	$ 210,676	$ 360,126
Other comprehensive income (loss):		
Foreign currency translation adjustments	2,737	3,253
Unrealized holding gains (losses) on available-for-sale securities	17,783	51,021
Recognition of previously unrealized (gains) losses on available-for-sale securities included in net income (loss)	1,362	(80,887)
Deferred income tax (expense) benefit	(6,996)	-
Total other comprehensive income (loss), net of tax	14,886	(26,613)
Comprehensive income (loss)	225,562	333,513
Less: Comprehensive income (loss) attributable to noncontrolling interest	(4,922)	(184)
Comprehensive income (loss) attributable to DISH Network	$ 230,484	$ 333,697

DISH QUARTERLY INVESTOR SUMMARY–1Q13 10

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)
(Unaudited)

	For the Three Months Ended March 31,	
	2013	2012
Cash Flows From Operating Activities:		
Net income (loss)	$ 210,676	$ 360,126
Adjustments to reconcile net income (loss) to net cash flows from operating activities:		
Depreciation and amortization	234,327	208,698
Realized and unrealized losses (gains) on investments	(11,262)	(110,062)
Non-cash, stock-based compensation	11,320	23,182
Deferred tax expense (benefit)	46,795	3,597
Other, net	18,427	6,273
Change in noncurrent assets	11,994	15,567
Change in long-term deferred revenue, distribution and carriage payments and other long-term liabilities	32,357	(6,014)
Changes in current assets and current liabilities, net	131,828	357,183
Net cash flows from operating activities	686,462	858,550
Cash Flows From Investing Activities:		
Purchases of marketable investment securities	(1,316,229)	(289,168)
Sales and maturities of marketable investment securities	817,230	428,300
Purchases and prepaid funding of derivative financial instruments	(550,000)	-
Purchases of property and equipment	(311,527)	(168,928)
Change in restricted cash and marketable investment securities	42,948	(1,581)
DBSD North America Transaction, less cash acquired of $5,230	-	(40,015)
TerreStar Transaction	-	(36,942)
Other	(47,158)	(903)
Net cash flows from investing activities	(1,364,736)	(109,237)
Cash Flows From Financing Activities:		
Repayment of long-term debt and capital lease obligations	(8,527)	(8,458)
Net proceeds from Class A common stock options exercised and stock issued under the Employee Stock Purchase Plan	10,887	5,751
Other	388	1,045
Net cash flows from financing activities	2,748	(1,662)
Effect of exchange rates on cash and cash equivalents	228	1,909
Net increase (decrease) in cash and cash equivalents	(675,298)	749,560
Cash and cash equivalents, beginning of period	3,606,140	609,108
Cash and cash equivalents, end of period	$ 2,930,842	$ 1,358,668
Supplemental Disclosure of Cash Flow Information:		
Cash paid for interest (including capitalized interest)	$ 219,959	$ 114,226
Capitalized interest	$ 35,290	$ -
Cash received for interest	$ 15,292	$ 10,108
Cash paid for income taxes	$ 2,025	$ 13,788

DISH QUARTERLY INVESTOR SUMMARY–1Q13 11

DISH QUARTERLY INVESTOR SUMMARY–1Q13 CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS Certain statements contained herein may constitute “forward- looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of DISH Network Corporation to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. More information about such risks, uncertainties and other factors is set forth in DISH Network Corporation’s Disclosure Regarding Forward-Looking Statements included in its recent filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2012 and its quarterly report on Form 10-Q for the three months ended March 31, 2013. The forward-looking statements speak only as of the date made, and DISH Network Corporation expressly disclaims any obligation to update these forward- looking statements.